Exhibit
                                    AGREEMENT



     This Agreement (this "Agreement"), effective as of January 1, 2002, is by and between Cubic Energy, Inc., a Texas corporation ("Cubic"), and Tauren Exploration, Inc., a Texas corporation ("Tauren").

     WHEREAS, Cubic currently maintains accounts payable to Tauren in the aggregate amount of US$856,712 due for monies paid and services provided by Tauren to Cubic (the "Accounts Receivable");

     WHEREAS, Tauren is willing to transfer and assign the Accounts Receivable to Cubic, in exchange for the issuance to Tauren by Cubic of newly issued and unregistered shares of common stock, $0.05 par value, at a price of $1.00 per share for each dollar of Accounts Receivable;

     WHEREAS, Cubic desires that Tauren provide Cubic access to and the use of Tauren's accounting department, exploration department, general and administrative departments, physical office space, and secretarial personnel at Tauren's cost calculated on a pro rata basis as provided herein; and Tauren agrees to provide the same to Cubic;

     WHEREAS,   Tauren  maintains  an  inventory  of  prospective  oil  and  gas exploration projects in which Tauren owns a working interest;

     WHEREAS, Cubic may be interested in participating on a "ground floor" basis in some of the prospective oil and gas projects in which Tauren owns a working interest and in which Tauren plans to commence exploration and/or development;

     AND, WHEREAS, in exchange for the rights and/or privileges set forth herein, Cubic is willing to issue three warrants to Tauren to purchase Cubic common stock;

     NOW THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, Tauren and Cubic agree as follows:

1. Tauren shall transfer and assign the Accounts Receivable to Cubic in exchange for 856,712 shares of newly issued and unregistered shares of common stock of Cubic. Tauren acknowledges that Tauren is an affiliate of Cubic as such is defined in the Securities Act of 1933 and the Securities Exchange Act of 1934. TAUREN ACKNOWLEDGES THAT THESE SHARES IT IS RECEIVING HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND THIS COMMON STOCK MAY NOT BE SOLD, TRANSFERRED



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OR OTHERWISE  DISPOSED OF UNLESS REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE
SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO CUBIC, SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

2. (a) Tauren agrees to provide to Cubic, from time to time as Cubic requests, the services of Tauren's employees in its accounting department, exploration department, and general and administrative department (collectively, the "Services"). In consideration for Tauren providing the Services, Cubic shall pay to Tauren the Pro Rata Cost (as defined below) for each of the Services provided. As used herein, "Pro Rata Cost" means, such employee's hourly wage or salary (plus the costs of employee benefits provided to such employee on an hourly basis, excluding bonuses) multiplied by the number of hours actually worked providing such services to Cubic.

     (b) Tauren agrees to provide to Cubic reasonable access to and use of its principal executive offices, including the reasonable use of office equipment and supplies, furniture, telephones and utilities (the "Offices"). For so long as Tauren shall be entitled to the use of its current principal executive offices, in consideration of the foregoing access and use, Cubic agrees to pay to Tauren $1,050 per month. In the event that Tauren relocates its principal executive offices during the term of this Agreement, Tauren and Cubic agree to negotiate in good faith an increase or decrease in such monthly charge in order to reflect the cost to Tauren to acquire or lease such new executive offices. Provided, however, that Tauren agrees that the monthly charge for use of any new principal executive offices initially shall not exceed the fair market lease rate for the portion of such facility utilized by Cubic. Cubic agrees that the monthly charge for Offices then in effect shall increase by 10% on January 1 of each succeeding year.

     (c) Within 30 days following each calendar month in which Cubic utilizes any of the Services or the Offices, Tauren shall provide Cubic with a written invoice detailing (i) the specific services utilized by Cubic during the preceding month, (ii) the individual Pro Rata Cost for each, (iii) the total of all Pro Rata Costs and (iv) the current monthly charge for the Offices. Cubic shall pay to Tauren all undisputed amounts set forth on such invoice within thirty days following receipt of such invoice.

3. On April 1 of each year during which this Agreement is in effect and has not been terminated, Tauren shall submit to Cubic a list of all oil and gas exploration and development prospects in which Tauren owns a working interest, for which Tauren plans to commence exploration and/or development in the upcoming July 1 through June 30 year ("Tauren Prospects"). Tauren will meet with Cubic by April 15 of that year to further explain the Tauren Prospects. By May 1 of each year, Cubic may elect to participate, on a "ground floor" basis, in any or all of the Tauren Prospects for that year. Cubic shall never be obligated to purchase a working interest in any prospect listed on the Tauren Prospects.

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     As for each  prospect  on the  Tauren  Prospects  list,  Cubic may elect to purchase, at Tauren's cost therefore, up to twenty-five percent of Tauren's working interest in that prospect. Cubic shall pay Tauren in cash for the working interest purchased from Tauren, and shall pay its share of expenses attributable to working interest owners for prospects in which it owns a working interest.

     Tauren reserves the right to change its Tauren Prospects list at any time, provided that Tauren shall not commence exploration and development on any such prospect that has been removed from the Tauren Prospects list during such year. Tauren shall use good faith and commercially reasonable efforts to replace any oil and gas exploration and development prospect deleted from the Tauren Prospects list with a similar prospect for which it then intends to commence exploration and development during such year. At Cubic's option, Tauren shall refund any monies paid to it by Cubic for a working interest in any prospect for which exploration and development is not commenced during such year.

4. On the date hereof, Cubic shall issue to Tauren three warrants, in the forms attached hereto as Exhibits "A", "B", and "C". These warrants shall allow Tauren to purchase Cubic unregistered common shares as follows: (a) Tauren shall receive a warrant from Cubic, exercisable following May 1, 2002 to purchase 125,000 unregistered common shares of Cubic at an exercise price of $1.00 per share, to expire on April 30, 2003, unless the Agreement is terminated prior to May 1, 2002, in which event such warrant shall immediately terminate, (b) Tauren shall receive a warrant from Cubic, exercisable following May 1, 2003 to purchase 150,000 unregistered common shares of Cubic at an exercise price of $1.50 per share, to expire on April 30, 2004, unless the Agreement is terminated prior to May 1, 2003, in which event such warrant shall immediately terminate, and (c) Tauren shall receive a warrant from Cubic, exercisable following May 1, 2004 to purchase 200,000 unregistered common shares of Cubic at an exercise price of $2.00 per share, to expire on April 30, 2005, unless the Agreement is terminated prior to May 1, 2004, in which event such warrant shall immediately terminate.

5. This Agreement shall commence as of the effective date so stated above. This Agreement shall terminate upon the earliest of (a) December 31, 2004, (b) ninety (90) days following written notice from Cubic to Tauren of Cubic's intent to terminate this Agreement prior to December 31, 2004 or (c) such time as Calvin Wallen ceases to serve as the Chief Executive Officer of Cubic without his prior written consent.

6. THE OPERATION, CONSTRUCTION, VALIDITY AND EFFECT OF THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. TAUREN AND CUBIC AGREE THAT THE COURTS OF DALLAS COUNTY, TEXAS AND THE UNITED STATES DISTRICT COURTS FOR THE NORTHERN DISTRICT OF TEXAS SHALL HAVE EXCLUSIVE JURISDICTION REGARDING ANY DISPUTE THAT MAY ARISE UNDER THIS AGREEMENT.


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7.   If any  provision  or  covenant of this  Agreement  is found to be illegal, invalid or unenforceable, the remaining provisions and covenants shall remain in full force and effect. Further, that illegal, invalid or unenforceable provision or covenant shall be deemed modified to the extent necessary to alleviate such illegality, invalidity or unenforceability, with such modified provision or covenant treated as if always contained herein.

8. This Agreement, and the respective rights and obligations of each of the parties hereto, may not be assigned by either party without the prior written consent of the other party. Further, this Agreement, and the respective rights and obligations of each of the parties hereto, shall not inure to the benefit of any purchaser or owner of the common stock or voting stock of Cubic, and shall not inure to the benefit of the purchaser of the assets or substantially all of the assets of Cubic; and, this Agreement, and the respective rights and obligations of each of the parties hereto, shall not inure to the benefit of any purchaser or owner of the common stock or voting stock of Tauren, and shall not inure to the benefit of the purchaser of the assets or substantially all of the assets of Tauren. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon any legal successor to or permitted assign of either party hereto.

9. This Agreement is the complete integration of the agreement as between Cubic and Tauren with respect to the subject matter hereof. Any amendment or modification to this Agreement must be in writing, dated, and signed by both Cubic and Tauren.

10. Where applicable, the provisions and covenants of this Agreement shall survive the termination of this Agreement.

     EXECUTED as of___ the day of February, 2002, but effective as of January 1, 2002.


Tauren Exploration, Inc.                             Cubic Energy, Inc.



By:___________________________                       By:________________________
Its:                                                 Its:


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